Exhibit 10.1

                              SEPARATION AGREEMENT,
                       FULL RELEASE AND WAIVER OF CLAIMS,
                            NON-COMPETITION AGREEMENT

     AMERICAN ITALIAN PASTA COMPANY ("the Company") and NORMAN F. ABREO ("You") agree as follows:

     1. The term "this Agreement" shall include this document and all other documents referenced to herein.

     2. You are eligible for the following consideration only if you sign this Agreement and comply with the other terms of this Agreement. In exchange for this Agreement, the Company agrees to allow you to voluntarily resign effective February 28, 2001 and, thereafter, to associate with you as an independent contractor consultant under the terms of the Consulting Agreement attached as Exhibit A and incorporated by reference. Furthermore, when your final paycheck is issued, the Company shall pay you $17,700.00 (subject to applicable withholding) in accrued but unused vacation benefits. Pursuant to applicable law, the Company will allow you to roll over your contributions and the Company matches in your 401k account.

     3. In exchange for this Agreement, including the consideration set forth in the attached Consulting Agreement (Exhibit A), and in paragraph 2 above, you (and anyone claiming through or on behalf of you), release the Company, and its successors and assigns and each and every past and present employee, shareholder, officer, director, and agent of the Company from any and all claims, demands and causes of action you have or may have had against any of them prior to the date you sign this Agreement, to the maximum extent permitted by law. This release includes, but is not limited to, any and all claims, demands and causes of action, including attorney's fees, which arise under the common law, including but not limited to claims, demands and causes of action for libel, slander, defamation, breach of contract, and wrongful termination; discrimination under local, state or federal law; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans With Disabilities Act; the Employee Retirement Income Security Act; the Family and Medical Leave Act; the Kansas Act Against Discrimination; and the Missouri Human Rights Act. Similarly, the Company releases you from any and all claims, demands and causes of action it has or may have had against you prior to the date the Company signs this Agreement. This release includes but is not limited to claims, demands and causes of action for libel, slander, defamation, and breach of contract.

     4. As part of this Agreement, you expressly acknowledge the highly competitive nature of the business of the Company and its affiliates and, accordingly, agree that until April 1, 2002 you will not, within North America, directly or indirectly, own, manage, operate, control, be employed by, consult with or be connected in any manner with the ownership (other than passive investments of not more than one percent of the outstanding shares of, or any equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), management, operation, or control of any business engaged in the production and/or marketing of dry pasta for human consumption.


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     5. This  Agreement is not an admission of  wrongdoing  or liability by you, the Company or any of the individuals or entities set forth in paragraph 3 above. In fact, you expressly agree you were not discriminated against by the Company on the basis of your sex, race, national origin, age, actual or perceived disability and/or any other basis prohibited by law.

     6. The existence and content of this Agreement, and your discussions with the Company pertaining to it, are confidential. With the exception of the non-competition provision set forth in paragraph 4 above, you will not communicate or allow the communication in any manner with respect to the existence or content of this Agreement, and the discussions pertaining to it, except that the Agreement may be disclosed by you to your immediate family members, your attorney and accountant or to governmental taxing authorities, if required.

     7. You and the Company agree that you will not seek to be reemployed by the Company or its successors and assigns or at any facility owned or leased by the Company or by any entity in which the Company has an ownership interest.

     8. You and the Company further agree not to make disparaging remarks about the other party.

     9. This Agreement shall be construed in accordance with the laws of the State of Missouri.

     10. This Agreement,  in conjunction with the Consulting  Agreement (Exhibit
A), contains the entire agreement of the parties with respect to the matters addressed herein and this Agreement expressly supercedes any prior agreements with the Company, including but not limited to your Employment Agreement and any amendments thereto. No change, modification, or waiver of any provision of this Agreement will be valid unless in writing and signed by the parties to be bound.

     11. You expressly acknowledge no representations have been made to you by the Company or any of their legal counsel regarding the tax or other legal implications of any payment made by the Company under this Agreement.

     12. You represent and agree that you freely and voluntarily executed this Agreement and that you had the opportunity to consult with an attorney, and that no promise, inducement or agreement not expressed in this Agreement has been made to you by the Company.

     13. You and the Company agree that if either party breaches any provision of this Agreement, or if one or more provisions of paragraph 3 of this Agreement is ever determined by a court to be unenforceable, either party, at his or its option, may void this Agreement. Either party may also pursue any other available remedies.

     14. You agree that in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement in all respects, including but not limited to the non-competition provision, and, if successful, the Company shall be entitled to recover its costs and attorneys' fees, provided that if the Company is not successful in seeking either a temporary or permanent injunction, it shall pay your attorneys' fees and costs related to the defense of the same.

     15. This Agreement is binding on and inures to the benefit of the Company's successors and assigns and your heirs and assigns.


Dated: February 28, 2001         /s/ Norman F. Abreo
                                 -----------------------------------------------
                                 Norman F. Abreo





                                 American Italian Pasta Company

                                 By: /s/ T.S. Webster, CEO
                                    --------------------------------------------